UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

ANIXA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37492	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 708-9808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, the Board of Directors of Anixa Biosciences, Inc. (“we,” “us,” “our,” or the “Company”) promoted Michael Catelani, the current Chief Operating Officer and Chief Financial Officer of the Company, to President of the Company effective immediately. Mr. Catelani will retain his roles as Chief Operating Officer and Chief Financial Officer. In connection with Mr. Catelani’s promotion, Mr. Catelani’s annual base salary has been increased to $434,512 effective immediately. The Company also granted to Mr. Catelani a stock option pursuant to the Company’s 2018 Share Incentive Plan to purchase 100,000 shares of common stock, with an exercise price equal to the closing price of the common stock on April 14, 2022. The stock option has a ten (10) year term, allows for cashless exercise and vests and becomes exercisable in 36 equal monthly installments beginning on April 30, 2022.

Mr. Catelani has served as our Chief Operating Officer since July 2017 and as our Chief Financial Officer since November 2016. Mr. Catelani is a seasoned executive with over 30 years of experience in finance and operations. From October 2012 to July 2017, he served as a contract Chief Financial Officer to a number of established privately held businesses in the biotechnology field. He served on the board of directors of PRC Clinical, a privately held clinical research organization, from January 2015 to July 2017. In July 2006, he co-founded Tacere Therapeutics, Inc., a privately held biotechnology company, and served as its Chairman, President and Chief Financial Officer until its sale in October 2012. While at Tacere, Mr. Catelani was instrumental in establishing and managing a $150 million drug development collaboration with Pfizer, Inc. Prior to Tacere, he served on the Board of Directors and was the Chief Financial Officer of Benitec Biopharma Limited, at the time an Australian Securities Exchange-listed biotechnology company. Prior to Benitec, Mr. Catelani served as Vice President and Chief Financial Officer at Axon Instruments, Inc., a U.S. corporation publicly traded on the Australian Securities Exchange that was a leading designer and manufacturer of instrumentation and software systems for biotechnology and diagnostics research. Prior to Axon, he served as the Vice President of Finance for Media Arts Group, Inc., an NYSE-listed branded consumer products company. Mr. Catelani has also worked with several early-stage start-up companies in multiple industries, including biotechnology, cleantech and retail, in advisory and management roles. Mr. Catelani began his professional career at Ernst & Young and is a CPA (Inactive). He holds a B.S. degree in Accounting from California State University, Sacramento and an MBA from the University of California, Davis.

Mr. Catelani has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Catelani and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Mr. Catelani is replacing Dr. Amit Kumar, the prior President and current Chairman and Chief Executive Officer of the Company. Dr. Kumar is retaining his positions as the Chairman and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2022

ANIXA BIOSCIENCES, INC.

By:	/s/ Amit Kumar
Name:	Dr. Amit Kumar
Title:	Chief Executive Officer